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EXHIBIT 10.46

                      NON-QUALIFIED DEFERRED COMPENSATION PLAN

QuickResponse Services, Inc. established a nonqualified deferred compensation plan for a certain select group of employees, effective as of December 1, 1997. The specific terms of the plan are in the process of being finalized. A finalized plan document shall be filed as soon as it is complete.



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